                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Geron Corporation for the registration of 2,086,951 shares of its Common Stock and to the incorporation by reference therein of our report dated February 11, 2000 with respect to the consolidated financial statements of Geron Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

San Jose, California
July 5, 2000